Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-105236 as filed on May 14, 2003) pertaining to the CME Group Inc. Amended and Restated Omnibus Stock Plan,
(2) Registration Statement (Form S-8 No. 333-159932 as filed on June 12, 2009) pertaining to the CME Group Inc. Amended and Restated Omnibus Stock Plan and the 2005 Director Stock Plan,
(3) Registration Statement ((Form S-8 and Post-Effective Amendments No. 1 and No. 2 No. 333-104804 as filed on April 29, 2003, September 9, 2003 and April 12, 2004); Form S-8 No. 333-115656 as filed on May 20, 2004) pertaining to the Agreement between Chicago Mercantile Exchange Holdings Inc. and James J. McNulty,
(4) Registration Statement (Form S-8 No. 333-124497 as filed on April 29, 2005) pertaining to the Employee Stock Purchase Plan and the 2005 Director Stock Plan,
(5) Registration Statement (Form S-8 No. 333-144543 as filed on July 13, 2007) pertaining to CBOT Holdings, Inc.’s 2005 Long-Term Equity Incentive Plan,
(6) Registration Statement (Form S-8 No. 333-153462 as filed on September 12, 2008) and Post-Effective Amendments No. 1 and No. 2 to Registration Statement on Form S-4 (Form S-8 No. 333-151577 as filed on July 18, 2012) pertaining to the NYMEX Holdings, Inc.’s 2006 Omnibus Long-Term Incentive Plan,
(7) Registration Statement (Form S-8 No. 333-265499 as filed on June 9, 2022) pertaining to the Employee Stock Purchase Plan and CME Group Inc. Director Stock Plan as amended and restated effective May 4, 2022,
(8) Registration Statement (Form S-3ASR No. 333-163473 as filed on December 3, 2009) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants,
(9) Registration Statement (Form S-3ASR No. 333-185311 as filed on December 6, 2012) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.
(10) Registration Statement (Form S-3ASR No. 333-208334 as filed on December 4, 2015) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.
(11) Registration Statement (Form S-3ASR No. 333-232982 as filed on August 2, 2019) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.
(12) Registration Statement (Form S-3ASR No. 333-263130 as filed on March 1, 2022) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.

of our reports dated February 28, 2024, with respect to the consolidated financial statements and schedule of CME Group Inc., and the effectiveness of internal control over financial reporting of CME Group Inc., included in this Annual Report (Form 10-K) of CME Group Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Chicago, Illinois
February 28, 2024